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                                                                    EXHIBIT 4.02

                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION


Pursuant to the provisions of the Nevada General Corporation Law, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:  The name of the corporation is Sunlight Systems, Ltd.
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     SECOND: The following amendment was adopted by the shareholders
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     of the corporation in the manner prescribed by the Nevada General
     Corporation Law on February 23, 1998.
     The Articles of Incorporation shall be amended by amending Article 1 to read as follows:

                     THE NAME OF THIS CORPORATION SHALL BE

                         Nanopierce Technologies, Inc.

     THIRD:  The number of outstanding shares of the corporation at
     ------
     the time of such adoption was 11,500,064 and the number of shares entitled to vote thereon was 11,500,064.
     FOURTH: The designation and number of outstanding shares of
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     each class entitled to vote thereon as a class were as follows:

                    CLASS                                  NUMBER OF SHARES
                    -----                                  ----------------
                   Common                                     11,500,064

     FIFTH:  The Stockholders who consented, in writing, to the adoption of the
     ------
     Amendment owned 9,665,594 shares which constitutes more than 50% of the shares entitled to vote in accordance with the requirements of Section
     78.320 of the Nevada General Corporation Law.

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     SIXTH:   The number of shares of each class entitled to vote
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     thereon as a class voted for and against such amendment, respectively, was:
     NONE
     SEVENTH: The manner, if not set forth in such amendment, in
     --------
     which the issued shares provided for in the amendment, shall be effected, is as follows:

     EACH COMMON SHARE ISSUED AND OUTSTANDING ON FEBRUARY 27, 1998 SHALL BE REVERSE SPLIT 1 FOR 3.

     THE EFFECTIVE DATE OF THE REVERSE STOCK SPLIT SHALL BE FEBRUARY 27, 1998.

     EIGHTH:  The manner in which such amendment effects a change in
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     the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

                                   No Change.

The undersigned officers hereby verify that these Articles of Amendment have been properly adopted by the undersigned corporation; that the statements contained herein are true; that they signed these Articles of Amendment for and on behalf of the Corporation as President and Assistant Secretary of the corporation, respectively; and they hereby acknowledge that it was their free and voluntary act and deed.

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  DATED:  February 23, 1998

                             SUNLIGHT SYSTEMS, LTD.


                             By:/s/ Patricia E. Johnston
                                -------------------------------------------
                                    Patricia E. Johnston, President


                             By:/s/ Kristi J. Kampmann
                                -------------------------------------------
                                    Kristi J. Kampmann, Assistant Secretary
STATE OF COLORADO    }
               } ss.
COUNTY OF DENVER     }

  I, Paul H. Metzinger, a Notary Public, hereby certify that on the day of February 23, 1998, personally appeared before me, both Patricia E. Johnston and Kristi J. Kampmann, being the President and the Assistant Secretary of Sunlight Systems, Ltd. respectively, and who being by me first duly sworn declared that they are the persons who signed the foregoing and that the statements therein contained are true.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal on the date hereinbefore mentioned,

My commission expires:  January 13, 2001

(S E A L)


                            /s/ Paul H. Metzinger
                                -------------------------------------------
                                Notary Public
                                Paul H. Metzinger
                                370 17th Street, Suite 3290
                                Denver, CO 80202

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